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                                                                EXHIBIT 10.15.2

                            THIRD AMENDMENT TO THE
                      BEHAVIORAL HEALTH SERVICES AGREEMENT


     The Behavioral Health Services Agreement (the "Agreement"), effective September 26, 1997, among American Psych Systems, Inc. ("APS"), American Psych Systems Holdings, Inc. ("APSH"), Coventry Health Care, Inc. ("CHC") and the Original HMO Subsidiaries as defined therein, is hereby amended as follows:

     WHEREAS, the parties previously amended the Agreement as of June 1, 1999 and September 26, 1997, and

     WHEREAS, the parties desire to further amend the Agreement to replace the Goal Performance Standards and Termination Standards of the Agreement.

     NOW THEREFORE, in consideration of the promises and mutual covenants of the parties to this Agreement and other good and valuable consideration, the receipt and sufciency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

1.   Amendments to the Agreement.

1.1  SECTION 1, "DEFINITIONS," is amended by adding the following definitions:

     "APS" includes "Principal Behavioral Health Care, Inc." and "PBHC".

     "CHC" includes "Principal Health Care, Inc." and "PHC".

1.2 SECTION 4.3.1, "NETWORK CONFIGURATION," is amended by adding the following at the end of the section:

     The adequacy of APS' network of MHSA Providers and Members' accessibility to MHSA Providers shall be measured in accordance with Section 4.8.3 of this Agreement and the Provider Availability and Provider Accessibility Standards set forth in Attachment D-1, Goal Performance Standards to the Agreement.

1.3 SECTION 4.3.2, "SERVICE AREA MODIFICATION," is amended by inserting the following at the end:

     Notwithstanding the foregoing, the adequacy of APS' network of MHSA Providers and Members' accessibility to MHSA Providers shall be measured in accordance with the actual results reported pursuant to Section 4.8.3 as compared to the Provider Availability and Provider Accessibility Standards set forth in Attachment D-1, Goal Performance Standards. Nothing in this
     Section 4.3.2 shall be deemed or construed as relieving HMO Subsidiaries' of their respective


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obligations to notify APS of their active Service Areas pursuant to Exhibit 1 to
Attachment D-1, Goal Performance Standards.

1.4 SECTION 4.6, "AVAILABILITY OF IN-NETWORK MHSA SERVICES," is amended by replacing "24" in paragraph (b) with "48", and by replacing "5" in paragraph (c) with "10".

1.5 SECTION 4.8.3, "PERFORMANCE STANDARDS REPORTING," is amended as follows: (a) by inserting at the end of paragraph (c): "Notwithstanding the foregoing, annual reports due for 1999 and each annual period thereafter shall be due on February 15." and (b) by inserting at the end of the section:

     If the due date for a report falls on a weekend or holiday, then the report shall be due on the next business day. For purposes of the annual report, the period reported on shall be the calendar year commencing January 1 and ending December 31.

1.6 SECTION 4.8.5, "RATE REDUCTION FOR SUB-STANDARD PERFORMANCE," is hereby deleted and replaced with the following:

     4.8.5 PENALTY FOR NON-ATTAINMENT OF GOAL PERFORMANCE STANDARD. If, after the expiration of the applicable cure period described in Attachment D-1, "Goal Performance Standards," APS has failed to attain the Goal Performance Standard, then APS shall pay CHC the penalty provided for in Attachment D-1. Such payment from APS shall be due within thirty (30) days from the end of the applicable cure period. In calculating the amount of the penalty, the number of Members shall be based on the number of Members APS received Capitation Payments for during the applicable reporting period. The penalty shall be calculated from the first day of the cure period until the standard has been met by APS.

1.7 SECTION 4.8.6, "PERFORMANCE DEFAULT CAUSED BY MIS," is deleted and replaced with the following:

     4.8.6 PERFORMANCE DEFAULT BEYOND APS' CONTROL. In the event the operations of APS or any substantial portion thereof are interrupted by war, fire, insurrection, labor/provider contract troubles, riots, the elements, earthquakes, acts of God, or similar circumstance that is beyond APS control, the provisions of this Agreement (or such portions hereof as APS is thereby rendered incapable of performing), including CHC's obligation to compensate APS for any services which APS is incapable of performing, shall be suspended for the duration of such interruption. Such suspension shall not be deemed or construed as a breach of this Agreement by APS or the failure by APS to comply with a Goal Performance Standard.

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1.8 SECTION 8.2, "SPECIAL TERMS RELATING TO GOVERNMENT PROGRAMS," is amended by inserting the following at the end of the section:

     The special terms relating to MHSA Services in connection with the Medicare+Choice Program, Operational Policy Letter (OPL98.077), and other Medicare laws implemented by the U.S. Health Care Financing Administration are attached hereto as ATTACHMENT G-3.

1.9 SECTION 15.2.3, "PERFORMANCE BELOW TERMINATION STANDARDS," is amended as follows: (1) paragraph (a), "Basic Standards," is amended by replacing the term "Basic Standards" in the heading with "Tennination Standards" and by replacing "on Attachment D-1 as "Basic Standards" with "Attachment D-2, Termination Standards.", and (2) paragraph (b), "HMO Licensure," is amended by replacing the reference to "Attachment D-1" with "Attachment D-2, Termination Standards."

1.10 SECTION 15.2.4, "TERMINATION FOR INADEQUATE PERFORMANCE," is amended by deleting subsections (a), (b) and (c) in their entirety and substituting the following therefor:

     By CHC with respect to itself and all HMO Subsidiaries and Operating Units at any time in the event that five (5) or more HMO Subsidiaries or Operating Units have previously terminated this Agreement pursuant to
     Section 15.2.3(a) or (b). Such termination shall be effective upon thirty
     (30) days written notice.

     Any references to any subsections of Section 15.2.4 shall be deleted and "SECTION 15.2.4" shall be substituted therefor.

1.11 ATTACHMENTS D-1, D-2, AND D-3 are hereby deleted in their entirety and replaced with ATTACHMENT D-1, "GOAL PERFORMANCE STANDARDS," and ATTACHMENT D-2, "TERMINATION STANDARDS," attached hereto and incorporated herein.

1.12 ATTACHMENT G-3, "SPECIAL TERMS RELATING TO MHSA SERVICES RELATING TO THE MEDICARE+CHOICE PROGRAM," attached hereto is incorporated into the Agreement following Attachment G-2.

2.   GENERAL PROVISIONS.

     2.1 Nothing herein shall be held to vary, alter, waive or extend any of the terms, conditions, agreements, or limitations of the Agreement except as above stated in this Amendment.

     2.2 This Amendment shall terminate upon the termination of the Agreement and under the same terms and conditions specified in the Agreement.

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     2.3 The effective date of this Amendment is October 1, 1999.

     IN WITNESS WHEREOF, the patties hereto have caused this Amendment to be executed by their authorized officers to be effective as of the date set forth above.


AMERICAN PSYCH SYSTEMS, INC.

By: /s/ Helene Roybal
   ------------------------------
Name: HELENE ROYBAL
      ---------------------------
Title: Executive VP-Operations
      ---------------------------


AMERICAN PSYCH SYSTEMS HOLDINGS, INC.

By: /s/ Helene Roybal
   ------------------------------
Name: HELENE ROYBAL
      ---------------------------
Title: Executive VP-Operations
      ---------------------------


COVENTRY HEALTH CARE, INC.
On behalf of itself and the HMO Subsidiaries

By:  /s/ B. J. Mansheim
    ------------------------------
Name:    B. J. MANSHEIM
     -----------------------------
Title:   Chief Medical Officer
      ----------------------------



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